Exhibit 99.1

LUMINEX CORPORATION REPORTS FIRST QUARTER 2015 RESULTS

AUSTIN, Texas (May 4, 2015) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the first quarter ended March 31, 2015. Financial and operating highlights include the following:

•	Consolidated first quarter revenue of $57.7 million, a 2 percent increase over the first quarter of 2014.

•	First quarter assay revenue of $25.4 million, a 17 percent increase over the first quarter of 2014.

•	Consolidated gross profit margin was 70 percent for the first quarter of 2015.

•	GAAP net income for the first quarter was $7.5 million or $0.18 per diluted share. Non-GAAP net income for the first quarter was $9.6 million, or $0.23 per diluted share (see Non-GAAP reconciliation).

•	Initiated clinical trials for the ARIESTM System, ARIESTM HSV 1&2 Assay and NxTAGTM Respiratory Pathogen Panel.

“I am very pleased with the operational and financial performance for the first quarter of 2015. In spite of the consumable challenges at our largest partner, we achieved overall revenue growth of more than 2% compared with the first quarter of 2014. During the quarter we made significant progress on our transformational pipeline products, including initiating clinical trials for both ARIES and NxTAG. We also achieved the highest level of assay revenues in the Company’s history and delivered solid margins and operating cash flow,” said Homi Shamir, President and Chief Executive Officer of Luminex.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	March 31,		Variance
	2015	2014	($)	(%)
	(unaudited)

System sales	$5,964	$6,400	$(436)	(7)%
Consumable sales	9,896	12,768	(2,872)	(22)%
Royalty revenue	10,702	10,049	653	6%
Assay revenue	25,446	21,660	3,786	17%
All other revenue	5,733	5,684	49	1%
	$57,741	$56,561	$1,180	2%

Additional Financial Highlights:

•	Infectious disease assay sales were approximately 64 percent of total assay sales for the quarter and genetic testing assays were 36 percent.

•	Royalty revenues reflect total royalty-bearing end user sales for the quarter of $126.9 million.

•	During the quarter, there were 16 bulk purchases of consumables totaling $7.2 million, or 73 percent of total consumable sales.

•	193 multiplexing analyzers were shipped during the quarter, which included 86 MAGPIX systems, 91 LX systems, and 16 FLEXMAP 3D systems.

•	GAAP operating income for the first quarter was $9.7 million. Non-GAAP operating income was $12.6 million (see Non-GAAP reconciliation).

•	Cash and investments balance at quarter-end totaled $110.9 million.

•	Days sales outstanding (DSO) was 39 days at quarter-end.

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2015 annual revenue guidance of between $230 million and $236 million. In addition, the Company anticipates second quarter 2015 revenue to be between $56 million and $58 million.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CST/4:30 p.m. EST, Monday, May 4, 2015 to discuss the operating highlights and financial results for the first quarter ended March 31, 2015. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; customer inventories of our consumable products; the development progress of our pipeline products, including ARIES and NxTAG products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2015 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, our ability to sell products directly to end users, our ability to launch products on time that satisfy market needs with products that we sell, setting of medicare reimbursement codes that adequately reflect the value of our products, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies (or selected assets) into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2015 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$94,907	$91,694
Accounts receivable, net	25,139	29,095
Inventories, net	33,723	36,616
Deferred income taxes	11,336	12,203
Prepaids and other	7,114	7,412
Total current assets	172,219	177,020
Property and equipment, net	46,717	39,945
Intangible assets, net	55,480	56,382
Deferred income taxes	15,045	15,400
Long-term investments	16,008	15,975
Goodwill	49,619	49,619
Other	2,980	3,185
Total assets	$358,068	$357,526
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,973	$11,841
Accrued liabilities	8,403	14,118
Deferred revenue	4,692	4,407
Total current liabilities	24,068	30,366
Deferred revenue	2,221	2,297
Other	4,708	4,869
Total liabilities	30,997	37,532
Stockholders' equity:
Common stock	42	42
Additional paid-in capital	309,501	309,424
Accumulated other comprehensive (loss) income	(1,197)	(744)
Retained earnings	18,725	11,272
Total stockholders' equity	327,071	319,994
Total liabilities and stockholders' equity	$358,068	$357,526

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)

Revenue	$57,741	$56,561
Cost of revenue	17,522	16,607
Gross profit	40,219	39,954
Operating expenses:
Research and development	10,145	11,084
Selling, general and administrative	19,479	19,445
Amortization of acquired intangible assets	902	1,020
Restructuring costs	—	220
Total operating expenses	30,526	31,769
Income from operations	9,693	8,185
Interest expense from long-term debt	—	(6)
Other income, net	694	(19)
Income before income taxes	10,387	8,160
Income tax expense	(2,934)	(2,194)
Net income	$7,453	$5,966
Net income per share, basic	$0.18	$0.14
Shares used in computing net income per share, basic	41,873	41,209
Net income per share, diluted	$0.18	$0.14
Shares used in computing net income per share, diluted	42,194	41,825

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)
Cash flows from operating activities:
Net income	$7,453	$5,966
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,198	3,928
Stock-based compensation	1,579	1,629
Deferred income tax (benefit) expense	877	678
(Gain) loss on sale or disposal of assets	(893)	5
Non-cash restructuring charges	—	772
Other	(153)	(192)
Changes in operating assets and liabilities:
Accounts receivable, net	3,946	4,017
Inventories, net	2,928	(899)
Other assets	324	332
Accounts payable	(842)	(2,581)
Accrued liabilities	(7,689)	(2,434)
Deferred revenue	207	216
Net cash provided by operating activities	10,935	11,437
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(2,996)
Sales and maturities of available-for-sale securities	—	2,997
Purchase of property and equipment	(8,898)	(3,105)
Proceeds from sale of assets	893	—
Acquired technology rights	(177)	—
Net cash used in investing activities	(8,182)	(3,104)
Cash flows from financing activities:
Proceeds from employee stock plans and issuance of common stock	405	1,102
Net cash provided by financing activities	405	1,102
Effect of foreign currency exchange rate on cash	55	27
Change in cash and cash equivalents	3,213	9,462
Cash and cash equivalents, beginning of period	91,694	67,924
Cash and cash equivalents, end of period	$94,907	$77,386

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)

Income from operations	$9,693	$8,185
Stock-based compensation	1,579	1,629
Amortization of acquired intangible assets	902	1,020
Costs associated with legal proceedings	437	790
Severance costs	37	45
Restructuring costs	—	810
Adjusted income from operations	$12,648	$12,479
Interest expense from long-term debt	—	(6)
Other income, net	694	(19)
Gain on sale of cost method equity investment	(892)	—
Settlement of litigation	200	—
Income tax expense	(2,934)	(2,194)
Income tax effect of above adjusting items	(130)	(388)
Adjusted net income	$9,586	$9,872
Adjusted net income per share, basic	$0.23	$0.24
Shares used in computing adjusted net income per share, basic	41,873	41,209
Adjusted net income per share, diluted	$0.23	$0.24
Shares used in computing adjusted net income per share, diluted	42,194	41,825

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period, including costs associated with the ENZO Life Sciences, Inc. and Irori Technologies, Inc. complaints discussed in the Legal Proceedings section of our previously filed 10-K and 10-Qs and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.